Exhibit 10.1

FORM OF AMENDMENT TO WARRANT

This Amendment to Common Stock Purchase Warrant (this “Amendment”) is entered into and shall become effective as of the date on which INmune Bio Inc. a Nevada corporation (the “Company”) receives both (i) payment of the Amendment Consideration (as defined below) and (ii) a duly executed copy of this Amendment from the undersigned holder (“Holder”) (such date, the “Effective Date”).

WHEREAS, the Holder is the holder of that certain warrant issued by the Company to the Holder on ___________, 2024 (the “Warrant”);

WHEREAS, the Company and the Holder desire to amend the Warrant as more particularly set forth below in exchange for the Amendment Consideration; WHEREFORE, the parties do hereby agree as follows:

1.	The portion of the Warrant’s first paragraph:

“and on or prior to 5:00pm (New York City time) on the earlier of (1) the two (2) year anniversary of the Initial Exercise Date or (2) thirty (30) Trading Days following the reporting of positive top line data (EMACC p-value of less than or equal to 0.05) in the Phase 2 Alzheimer’s program of XPro1595,”

is hereby amended and replaced with the following:

“and on or prior to 5:00pm (New York City time) on June 30, 2026”

2.	The first sentence of Section 2(b) of the Warrant is hereby amended and replaced in its entirety to read:

“The exercise price of this Warrant shall be $1.95 per share, subject to adjustment hereunder (the “Exercise Price”).”

3.	As consideration for this Amendment, the Holder shall pay to the Company $0.05 for each Warrant held by the Holder as of the Effective Date (the “Amendment Consideration”). The effectiveness of this Amendment is expressly conditioned upon the Company’s receipt of the full Amendment Consideration.

4.	The Holder must execute and return this Amendment to the Company, together with the Amendment Consideration, no later than December 22, 2025 (the “Execution Deadline”). If the Holder does not execute and return this Amendment, together with the Amendment Consideration, to the Company by the Execution Deadline, this Amendment shall be null and void and of no force or effect.

5.	Except as expressly amended herein, all terms and conditions of the Warrant shall remain in full force and effect.

6.	This Amendment shall be governed by and construed in accordance with the laws governing the Warrant.

7.	This Amendment may be executed in counterparts, each of which shall be deemed an original, and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

INmune Bio Inc.

By:
Name:
Title:

HOLDER

By:
Name:
Title: